UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 24, 2011 (August 24, 2011)

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)
Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 24, 2011, Evergreen Energy Inc. (the “Company”) entered into a Sales Agency Agreement (the “Agreement”) with Lazard Capital Markets LLC (“Lazard”), under which Lazard, as the Company’s exclusive agent, may, at the Company’s discretion, from time to time sell up to a maximum of $10,000,000 of its shares of common stock (the “Shares”) through an “at-the-market” program (“ATM Program”).

Sales of our common stock made pursuant to the Agreement, if any, will be made on the NYSE Arca exchange under our previously filed and currently effective Registration Statement on Form S-3 (File No. 333-162720) and the prospectus supplement filed on August 25, 2011, by means of ordinary brokers’ transactions at market prices prevailing at the time of sale or at prices negotiated with Lazard.  As a result, prices may vary as between purchasers and during the term of the offering.  The Company is not required to sell any of the reserved shares at any time during the term of the ATM Program.  The Company intends to use the net proceeds from any sales under the ATM Program for working capital and general corporate purposes, including debt service, and to satisfy a portion of the payments due under our settlement agreement in the Cook & Bitonti litigation, as further described in our Current Report on Form 8-K filed with the SEC on August 24, 2011.

The offering of the Shares pursuant to the Agreement may be terminated upon the earlier of: (1) the sale of all Shares of our common stock subject to the Agreement, (2) January 18, 2013 or (3) the termination of the Agreement pursuant to its terms.  Additionally, either party may terminate the Agreement at any time upon written notification to the other party in accordance with the Agreement, and upon such termination, the offering of common stock pursuant to the Agreement will terminate.  We cannot provide any assurances that we will issue any shares pursuant to the Agreement.

We will pay Lazard a commission equal to 4.0% of the gross sales price per share of any sales of Shares pursuant to the Agreement.   We have also agreed to reimburse Lazard for certain expenses incurred in connection with entering into the Agreement and have provided Lazard with customary indemnification rights.

The Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated herein by reference.  The foregoing description the Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.  The representations and warranties contained in the Agreement are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public generally to obtain factual information about us.

Item 8.01 Other Events.

On August 25, 2011, the Company issued a press release announcing the entry into the Sales Agency Agreement. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

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Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
5.1	Opinion of Moye White LLP dated August 25, 2011
10.1	Sales Agency Agreement dated August 24, 2011, between Evergreen Energy Inc. and Lazard Capital Markets LLC
23.1	Consent of Moye White LLP (included in Exhibit 5.1)
99.1	Press Release dated August 25, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: August 25, 2011	By: /s/ Diana L. Kubik
Diana L. Kubik
Executive Vice President and Chief Financial Officer

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EVERGREEN ENERGY INC.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
5.1	Opinion of Moye White LLP dated August 25, 2011
10.1	Sales Agency Agreement dated August 24, 2011, between Evergreen Energy Inc. and Lazard Capital Markets LLC
23.1	Consent of Moye White LLP (included in Exhibit 5.1)
99.1	Press Release dated August 25, 2011.

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